UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Monday, 13, January 2014

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 789-0848

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant

On 13 January 2014, Sungame Corp.’s auditor Ronald R Chadwick, P.C. notified Sungame Corp. that he is retiring and thus not standing for reelection. Sungame has retained Cutler & Co. L.L.C. as their new auditor and certifying accountant, on 13 January 2014, upon the advice and with the assistance of Ronald R. Chadwick, P.C., with the approval of the Board of Directors. No prior dealings had been had between Sungame and Cutler & Co. L.L.C.

The reports of Ronald R Chadwick, P.C. on the financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that Ronald R Chadwick, P.C.’s audit report for those years stated that certain conditions raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Ronald R. Chadwick, P.C. declining to stand for reelection due to his retirement, there were: (i) no disagreements with Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ronald R. Chadwick, P.C., would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the Company; and, (ii) no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ronald R. Chadwick, P.C. with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (SEC) and requested to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Ronald R. Chadwick, P.C.  letter dated February 20, 2014 is attached as Exhibit 16.1 to the Form 8-K.

During the Company’s two most recently completed fiscal years and through the date of the Company’s appointment of Cutler & Co. L.L.C., the Company did not consult with Cutler & Co. L.L.C. regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Cutler & Co. L.L.C. that was an important factor considered by the Company in reaching a decision as to accounting, auditing, or financial reporting issues; or, (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Sungame acknowledges that: i) the company is responsible for the adequacy and accuracy of the disclosure in the filing; ii) staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and iii) the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

16.1	Letter from Ronald R. Chadwick, PC, dated February 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Thursday, 20 February 2014

/s/    Neil Chandran
By:   Neil Chandran,
         CEO, CFO, PAO, and Director